SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): February 4, 2004



                               AVADO BRANDS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


             Georgia                    0-19542               59-2778983
-------------------------------     ----------------      -------------------
(State or other Jurisdiction of     (Commission File         (IRS Employer
Incorporation or Organization)          Number)           Identification No.)


         Hancock at Washington
           Madison, Georgia                              30650
----------------------------------------       -------------------------
              (Address)                               (Zip Code)

       Registrant's telephone number, including area code: (706) 342-4552

                                 Not Applicable
          (Former name or former address, if changed since last report)



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     ITEM 3: BANKRUPTCY OR RECEIVERSHIP

     On February, 4, 2004, Avado Brands, Inc. (the "Company") filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court"). Honorable Chief Judge Steven A. Felsenthal of the Bankruptcy Court was assigned to preside over the case, which is administered as Case No. 04-31555. The Debtor remains in possession of its assets and continues to operate its business as "debtor-in-possession" pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. Kevin J. Leary remains the Interim CEO and Louis J. Profumo remains the CFO. Robert Sroka remains as Acting Chairman of the Board and the other incumbent directors also remain.

     Avado Brands filed Form 8-K's on February 5, 2004 and February 9, 2004 which furnished press releases issued by the Company on February 4, 2004 and February 6, 2004, respectively, announcing the Chapter 11 filing and subsequent motions.



     ITEM 9: REGULATION FD DISCLOSURE

     On February 6, 2004, the Bankruptcy Court gave interim approval of a $60 million debtor-in-possession ("DIP") credit facility. The credit facility is provided by a group of lenders led by DDJ Capital Management, LLC, as administrative and collateral agent, for use by the Company to fund ongoing working capital and general corporate needs, as well as repay the Company's prepetition secured lenders. The Company will have access to $45.5 million in funds to operate its business prior to a hearing for the final approval of the DIP financing, scheduled for March 4, 2004. On February 12, 2004, the Company utilized funds from the DIP financing to repay its prepetition secured lenders.



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AVADO BRANDS, INC.


                                         By:/s/Louis J. Profumo
                                         ----------------------
                                         Louis J. Profumo
                                         Chief Financial Officer


Date:  February 17, 2004


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